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                                                                   Exhibit 10.52



                            Coso Geothermal Project
                              Exchange Agreement

     This EXCHANGE AGREEMENT, dated January 11, 1994, is between Coso Finance Partners ("CFP"), Coso Power Developers ("CPD"), Coso Energy Developers ("CED") (each a California general partnership), and California Energy Company, Inc. (the "Operator"), which is a Delaware corporation and operator of steamfields and power plants at the Coso geothermal field. CFP, CPD, and CED are sometimes referred to herein individually as a "Partnership" or collectively as the "Partnerships". The Partnerships and Operator are sometimes referred to herein individually as a "Party" or collectively as the "Parties".

                              Recitals

     1. The Partnerships financed the development of the Navy I Project, Navy II Project, and BLM Project (each a "Project"; collectively the "Projects") including power plants and the related geothermal steam fields (drilling pads, exploratory and production wells, pipelines, separators and injection wells), and the Operator operates these Projects under separate contracts with each Project's respective Partnership.

     2. Prior to this Exchange Agreement, each Project has only used steam produced from wells located within its own surface boundaries. The Parties have noted that this may result in inefficient use of available geothermal resource, plant capacity and value created through the three Interim Standard Offer 4 power sales agreements with Southern California Edison ("SCE") Company. For example, at any particular time turbines at one plant may run at less than full power due to lack of steam, while the adjacent Project has excess steam.

     3. The parties have studied the technical and economic issues, and have concluded that an agreement to permit exchanges of Geothermal Fluids between the Projects can offer substantial economic benefits to each Project, can equitably allocate increased revenue sharing payments and royalties to the land owners, and can provide more environmentally sound power to the people of Southern California.

     The Parties, intending to be legally bound, hereby agree as follows:

     1.   Definitions.

BLM means the Bureau of Land Management, Department of the Interior, lessor on behalf of the federal government of the geothermal leases used to supply the BLM Project.

BLM Project means the Project owned and operated by CED, located on property leased from BLM, and utilized with the consent of the Navy at the Coso Known Geothermal Resource Area of the Naval Air Weapons Station, China Lake, California.

Gathering System means the facilities on each respective Project that are constructed from time to time to connect the Project's wells to its plant(s) and to the Transfer Facilities.
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Gathering System means the facilities on each respective Project that are constructed from time to time to connect the Project's wells to its plant(s) and to the Transfer Facilities.

Geothermal Fluids means any fluids produced from the geothermal reservoir, including HP Steam, LP Steam, brine, condensate and noncondensable gas.

HP Steam means steam delivered at pressures suitable for entry at the high pressure inlet of a turbine, including auxiliary steam and let-down steam.

Intermediate Project means a Project through which Geothermal Fluids are transported to a Receiving Project.

LP Steam means steam delivered at pressures suitable for entry at the low pressure inlet of a turbine.

Management Committee means the Management Committee of each respective Partnership as established by its partnership agreement.

Navy means the China Lake Naval Air Weapons Station, acting on behalf of the Department of the Navy as contracting agency making available the acreage dedicated to the Navy I and Navy II Projects for geothermal development.

Navy I Project means the Project owned and operated by CFP, located on property utilized with the consent of the Navy at the Coso Known Geothermal Resource Area of the Naval Air Weapons Station, China Lake, California.

Navy II Project means the Project owned and operated by CPD, located on property utilized with the consent of the Navy at the Coso Known Geothermal Resource Area of the Navel Air Weapons Station, China Lake, California.

Originating Project means a Project containing the downhole productive portions of wells from which exchanged Geothermal Fluids are produced and delivered for use by another Project. If a well has its wellhead in one Project area and its downhole productive portion in another Project area, the Originating Project for Geothermal Fluids produced from the well shall be the Project containing the downhole productive portion of the well.

Procedure means a procedure to be approved by the Management Committees of all the Partnerships which describes the conditions under which the Operator determines the appropriate transfers of Geothermal Fluids between the Projects, as described in Section 3. Such Procedure shall be substantially as provided in Exhibit C. The Procedures contained in Exhibit C shall serve as the Procedure until such time as revisions to the Procedure are implemented, as provided in
Section 3.

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Project means any of the three geothermal installations owned by CFP, CPD and
CED (including plants, wells, pipelines, and the acreage dedicated to them for the supply of Geothermal Fluids) which produce electricity for sale under their respective power sales agreements with SCE.

Receiving Project means the "Project receiving Geothermal Fluids from an Originating Project, either directly or through an Intermediate Project.

Transfer Facilities means the east-west trunkline and certain other facilities (already existing or to be constructed) as designated by the Parties and described in Exhibit B-1 and B-2 as amended or modified from time to time as evidenced by the Parties dating and initialing such amended or modified Exhibit B-1 or B-2.

Transfer Point means a point at which exchanges are metered as referred to in
Section 5.

Veizades Study means the Coso Geothermal Project Steam Utilization Study dated September, 1993 by Veizades & Associates, Inc.

Wheeling means the transfer of Geothermal Fluids from one portion of a Project's area to another portion of the same Project's area by the use of the Transfer Facilities.

     2.   Exchanges.   Subject to any required consents by the BLM or Navy, the
Partnerships hereby authorize the Operator to transfer and exchange Geothermal Fluids between the Projects in order to enhance the resource management and operations of the Projects and to increase the value received by the Originating Project(s) for the exchanged Geothermal Fluids. Any value added by the transfer and exchange of Geothermal Fluids shall be shared equally between the Originating and the Receiving Projects. The Operator may cause any Partnership receiving HP Steam or LP Steam to accept and dispose of any associated brines, condensates, or noncondensable gas.

     3. Transfer Procedure. Transfers of Geothermal Fluids shall be made pursuant to the Procedure. The Operator may propose revisions to the Procedure at any time. Until such revisions are approved by all Management Committees, the most recently approved Procedure shall continue in effect. The Operator and all Management Committees shall review the Procedure at such times as the Management Committees shall direct, but no more frequently than quarterly. After such review, any of the Management Committees may notify the other Parties of its intent to suspend its approval of all or a specified portion of the Procedure subject to such review ("Suspension Notice"). The Suspension Notice shall state the provisions of the Procedure to which such Management Committee objects and specify the resulting material adverse impact on the respective Partnership. Upon receipt of the Suspension Notice, Operator shall retain Sandwell, Inc. or, upon prior written notice to the Management Committees, such other independent engineering firm selected by Operator and not objected to in writing by any of the Management Committees within 10 days after receipt of Operator's designation of such other independent engineering firm. The

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independent engineering firm shall review the issues raised by the Suspension
Notice to determine whether or not, considering the purposes and goals of this Agreement and the Operator's obligations to comply with covenants in loan documents relating to the Projects, the Procedure (i) impairs the interests of the Project whose Management Committee issued the Suspension Notice, (ii) is not reasonably designed to permit the Operator to operate and maintain such Project for the long-term, (iii) is not reasonably designed to maximize the long-term revenues and income of such Partnership in compliance with the principles of this Agreement, and (iv) is not reasonably designed to satisfy the principle that any value added by a transfer or exchange of Geothermal Fluids be shared equally between the Originating Project and the Receiving Project. If the independent engineering firm determines that the Procedure meets the foregoing tests justifying suspension or modification of the Procedure, it shall also determine whether, in fact, the Partnership whose Management Committee issued the Suspension Notice has been economically damaged by the Procedure and shall calculate the amount of damages accruing from the Notice to the date of its determination. If the independent engineering firm does not make a written determination within 90 days after the Operator's and other Management Committees' receipt of the Suspension Notice, the provisions of the Procedure specified in the Suspension Notice shall be suspended with respect to the Partnership whose Management Committee issued the Suspension Notice until such a written determination is issued. Upon the independent engineering firm's delivery of a written determination after receipt of the Suspension Notice, the Operator shall either (i) maintain the current Procedure in effect or, (ii) if the determination is that the Procedure meets the foregoing tests justifying suspension or modification of the Procedure, implement the changes to the Procedure required by such written determination. If the independent engineering firm's written determination concludes that the Partnership whose Management Committee issued the Suspension Notice has been economically damaged by the Procedure, the other Partnerships shall reimburse such damaged Partnership in an amount equal to the respective damages that accrued from the date of delivery of the Suspension Notice until the earlier of (i) the date the relevant provision of the Procedure is suspended or (ii) the date the Operator implements the written determination of the independent engineering firm. The determination of the independent engineering firm shall be binding on all Parties. The cost of the determination by the independent engineering firm shall be shared equally by all of the Partnerships.

     4. Wheeling. In the event that the available capacity of the Gathering System and the Transfer Facilities falls short of the capacity required for Project to Project transfers and intra-Project wheeling proposed by the Operator, the Procedure shall give priority to the Wheeling requirements of the Originating Project(s), unless the Management Committee of the affected Project has specifically waived such Wheeling requirements in writing.

     5. Metering. Geothermal Fluids shall be deemed transferred at the single phase metering points upstream of the point of mixing with fluids from other Projects ("Transfer Points"). The Operator shall construct and operate meters generally as described in the Veizades Study in order to measure Geothermal Fluids exchanged through the Transfer Facilities. Such meters shall be considered part of the Transfer Facilities.

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     6.   Payment.  Payment due to Originating Projects for exchanges of HP
Steam and LP Steam shall be based on a sharing of the value added by the exchanges, as calculated in Exhibit A. Any payments for exchanges of brine, condensate, or noncondensable gas shall be deemed to be cost sharing payments and shall be made pursuant to the mutual agreement of the Parties on a case-by-case basis, as described in Section 8.

     7. Adjustment Factors. In calculating the value added by the exchange of Geothermal Fluids, the following considerations shall be taken into account:

     (a) the conversion factor between LP Steam and an equivalent quantity of HP Steam as described in the Veizades Study;
     (b) the conversion factor between HP Steam and kilowatt-hours as determined by the actual performance of each plant;
     (c) any variations in the concentrations of noncondensable gas in the steam; and
     (d) any losses of heat from steam due to distances of transport.

These considerations are reflected in adjustment factors which are described in the calculation of payments for transfers of steam at Coso (Exhibit A). Geothermal Fluids delivered from an Originating Project to an Intermediate Project at one Transfer Point shall be deemed equivalent (after application of such adjustment factors) to an equal mass of the same type of Geothermal Fluids delivered from the Intermediate Project to a Receiving Project or to the Originating Project at another Transfer Point.

     8. Cost sharing. CFP, CPD, and CED shall share equally in the cost of the Transfer Facilities (including capital and operating costs) and shall reimburse whichever Parties have previously incurred costs for the construction and operation of the Transfer Facilities. Capital and operating costs for any other shared facilities that may be constructed from time to time (for such purposes as the disposal of brine or condensate, the maintenance of reservoir pressure by injection, and the disposal or processing of noncondensable gas) will be borne by CFP, CPD, and CED on terms to which the Parties shall mutually agree on a case-by-case basis, as verified by budget approval. Each Partnership shall continue to bear all costs (including capital and operating costs) for its own Gathering System, wells, and other facilities not part of the Transfer Facilities or not subject to a separate written sharing agreement. The Operator shall maintain an accounting of any costs to be shared with respect to the Transfer Facilities or other shared facilities for which Operator has received written direction ("Shared Costs") and shall charge each Partnership its respective share. Receipt by a Partnership of cost sharing reimbursement shall not constitute revenue under the power sales agreements and shall not be subject to revenue sharing payments or royalties.

     9. Invoices and payments. The Operator shall, within a reasonable time, develop an accounting system implementing the pricing formulas described in Exhibit A and the cost sharing payments described in Section 8. The Operator shall make the pricing calculations, together with supporting records, available to the Partnerships during normal

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business hours at its offices in Omaha, Nebraska, or shall transmit copies of such calculations and records on request. The Partnerships requesting such copies shall bear all reasonable costs of copyring and transmittal. The Operator shall prepare invoices for the Partnerships monthly for net amounts due to be transferred from one Partnership to another under this Exchange Agreement. The invoices for each month shall be provided to the Partnerships on or before the last business day of the following month. All costs associated with developing, implementing and maintaining such accounting system shall be deemed a cost of the Transfer Facilities and shared by the Partnerships, as verified by budget approval.

     10. Geothermal Contract. This Exchange Agreement is intended to be a Geothermal Contract as defined in the Amended and Restated Credit Agreement among Coso Funding Corp. and Coso Finance Partners dated as of December 16, 1992, the Amended and Restated Credit Agreement among Coso Funding Corp. and Coso Power Developers dated December 16, 1992 and the Amended and Restated Credit Agreement among Coso Funding Corp. and Coso Energy Developers dated December 16, 1992.

     11. Disclaimer. Neither the Operator nor any Partnership makes or shall be deemed to make any representations or warranties to any other Partnership, the Operator, the Navy or the BLM with respect to any matters subject to this Exchange Agreement including the quality or availability of any Geothermal Fluids or the availability of any wells for the injection or disposal thereof and no WARRANTY, EXPRESS OR IMPLIED, IS HEREBY INTENDED BY ANY PARTY, AND EACH PARTY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE OR PURPOSE. The Operator shall act in good faith to satisfy the goals and guidelines set forth in this Exchange Agreement; provided, however, the Operator makes no representations or warranties, express or implied, with respect to the performance of this Exchange Agreement.

     12. Waiver and Release. Provided the Operator acts in good faith in performing its duties or exercising its discretion as provided in this Exchange Agreement, the Partnerships, for themselves and their successors, assigns, partners, agents, servants, legal representatives, employees and affiliates hereby release, remise, forgive, acquit and forever discharge the Operator and its successors, assigns, partners, agents, servants, legal representatives and employees from any and all actions and causes of action, suits, proceedings, demands, claims, covenants, contracts, agreement, debts, duties, compensation, costs, expenses, sums of money and damages whatsoever, whether compensatory, consequential or punitive, and howsoever originating or existing, whether sounding in contract, quasi-contract or tort, whether legal or equitable, known or unknown, now existing or which may hereafter arise, with respect to the performance of its duties and exercise of discretion under this Exchange Agreement. It is the intention of each party that this Agreement be effective as a full and final accord and satisfaction and release of every matter herein and arising under the Exchange Agreement. In furtherance of such intention and with full understanding that there are possible future unknown or unanticipated events or claims,

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each party to this Agreement acknowledges it has read and understood California
Civil Code Section 1542, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected this settlement with the debtor."

Being fully aware of this Code Section, the Parties hereby expressly waive and relinquish each and all rights and benefits under Section 1542, as well as under any other statutes or common law principle of similar effect.

     13. Term. The initial term of this Exchange Agreement shall commence as of the date first set forth above and continue until the date five years from the date Geothermal Fluids are first exchanged pursuant to this Exchange Agreement, and shall automatically renew for additional successive terms of one year unless any Party delivers written notice of termination to the other Parties at least 90 (but not more than 120) days before end of the then-current term.

     14. Notices. Any notice required or permitted under this Exchange Agreement shall be given personally (which shall be deemed received upon receipt), by certified or registered mail, return receipt requested (which shall be deemed received 3 days after deposited with U.S. mail service), or by overnight courier or facsimile (which shall be deemed received 24 hours after being sent) addressed to the Party receiving the notice at its last known address.

     15. Disclosure. The Operator may deliver a copy of this Exchange Agreement or disclose the terms and conditions of this Exchange Agreement to the Navy and/or BLM and may disclose such other information to the Navy and BLM with respect to the Exchange Agreement as the Operator deems appropriate. The Operator may make such other disclosures as it deems appropriate under applicable law.

     16. Modification. This Exchange Agreement may not be modified orally, but only by a writing signed by all Parties.

     17. Interpretation. If there are any conflicts or disputes with respect to the interpretation of this Exchange Agreement, the Operator shall determine the appropriate interpretation and such determination shall be final.

     18. Authorization. The Partnerships hereby authorize Operator to negotiate with the Navy and BLM on behalf of each of the Partnerships for the purpose of securing the Navy's and/or BLM's consent or agreement with respect to this Exchange Agreement.

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     19.  Governing Law.  This Exchange Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California and federal law applicable to government contracts and leases.

     20. Counterparts. This Exchange Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement with the same effect as if the signatures thereto and hereto were upon the same instrument.

     21. Binding. This Exchange Agreement is binding on the Parties and their respective successors and assigns; provided, however no exchanges pursuant to this Exchange Agreement shall occur between the Navy I Project or Navy II Project and the BLM Project prior to the receipt of the necessary consent or agreement of the Navy and BLM with respect thereto.

     22. Entire Agreement. If there are any conflicts between the terms and conditions of the body of this Exchange Agreement and any attachment, schedule, annex or exhibit, the terms and conditions of the body of the Exchange Agreement shall govern. This Exchange Agreement and its attachments, annexes, schedules and exhibits constitute the entire agreement of the Parties with respect to the subject matter hereof and supersedes any and all prior agreements concerning the same.

                   [Signatures appear on the following page]

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

  IN WITNESS WHEREOF, the parties have caused this Exchange Agreement to be duly executed and delivered as of the date first above written.

                                 "PARTNERSHIPS"

Coso Energy Developers                        Coso Power Developers
By Coso Hotsprings Intermountain Power        By Coso Technology Corporation

By:     /s/ Thomas R. Mason                   By:     /s/ Thomas R. Mason
   -----------------------------                 -----------------------------

Title:  Sr. V.P.                              Title:  Sr. V.P.
      --------------------------                    --------------------------

By Caithness Coso Holdings, L.P.              By Caithness Navy II Group, L.P.
By Caithness BLM Group L.P.                   By:  Mojave Power IV, Inc.
By Mojave Power III, Inc.

By:     /s/ James D. Bishop, Jr.              By:     /s/ James D. Bishop, Jr.
   -----------------------------                 -----------------------------

Title:  President                             Title:  President
      --------------------------                    --------------------------

By Caithness CA Geothermal, L.P.              Coso Finance Partners
By Mojave Power III, Inc.                     By China Lake Operating Company

By:     /s/ James D. Bishop, Jr.              By:     /s/ Thomas R. Mason
   -----------------------------                 -----------------------------

Title:  President                             Title:  Sr. V.P.
      --------------------------                    --------------------------

                                              By ESCA Limited Partnership
                                              By ESI Geothermal Inc.

                                              By:  /s/ Kenneth P Hoffman
                                                 -----------------------------
                                              Title:    President
                                                    --------------------------

                                              By Mojave Power, Inc.

                                              By:    /s/ James D. Bishop, Jr.
                                                 -----------------------------
                                              Title:    President
                                                    --------------------------

                                   "OPERATOR"
                        California Energy Company, Inc.

                    By:    /s/ Thomas R. Mason
                       --------------------------------
                               Thomas R. Mason,
                             Senior Vice President,
                    Engineering, Construction and Operations

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